Exhibit 4.1

AETNA INC.

Certificate of Designated Officers

December 4, 2007

Joseph M. Zubretsky, Executive Vice President and Chief Financial Officer, and Alfred P. Quirk, Jr., Vice President, Finance and Treasurer, each of Aetna Inc., a Pennsylvania corporation (the “Company”), pursuant to Sections 201 and 301 of the Senior Indenture, dated as of March 2, 2001 (the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, successor in interest to State Street Bank and Trust Company, as trustee (the “Trustee”), and pursuant to resolutions adopted by the Board of Directors of the Company on September 28, 2007 and the Delegation of Authority of Ronald A. Williams, Chairman and Chief Executive Officer of the Company, dated November 26, 2007 (the “CompanyResolutions”), hereby certify that there are hereby approved and established pursuant to the Indenture a series of securities (the “Securities”) of the Company whose terms shall be as set forth in Annex A attached hereto.

Each of the undersigned officers (i) has read the applicable provisions of the Indenture, (ii) has reviewed the forms and terms of the Securities, (iii) in the opinion of each of the undersigned, has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the applicable covenants and conditions of the Indenture have been complied with, (iv) hereby certifies that the applicable covenants and conditions of the Indenture have been complied with and (v) hereby certifies that the forms and terms of the Securities comply with the Indenture.

Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.

IN WITNESS WHEREOF, we have hereunto signed our names as of the date first written above.

/s/ Joseph M. Zubretsky
Name:	Joseph M. Zubretsky
Title:	Executive Vice President and Chief Financial Officer

/s/ Alfred P. Quirk, Jr.
Name:	Alfred P. Quirk, Jr.
Title:	Vice President, Finance and Treasurer

 ANNEX A

6.75% Senior Notes due December 15, 2037

1.     The Securities shall be known and designated as the “6.75% Senior Notes due December 15, 2037” of the Company (the “Securities”).

2.     The aggregate principal amount of the Securities which may be authenticated and delivered under the Indenture is initially limited to $700,000,000 (except for such Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder).  Additional Securities may be authenticated and delivered from time to time as contemplated in Section 301 of the Indenture.

3.     The Stated Maturity of the principal of the Securities shall be December 15, 2037.

4.     The Securities shall bear interest at the rate of 6.75% per annum, which will accrue from December 4, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 15 and December 15 in each year, commencing June 15, 2008, to the Person in whose name such Securities (or one or more predecessor Securities) are registered at the close of business on the Regular Record Date next preceding the Interest Payment Date.  Each June 15 and December 15 shall be an “Interest Payment Date” for such Securities, and the May 31 or November 30 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.

5.      The Securities are unsecured.

6.     Payment of the principal of and interest on the Securities will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York; provided, however, that at any time that the Securities are not represented by Global Securities, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

7.      The Securities will be redeemable upon not less than 30 calendar days’ nor more than 60 calendar days’ notice by mail, at any time, in whole or in part, at the election of the Company, at a Redemption Price equal to the greater of:

•	100% of the principal amount of the Securities to be redeemed, or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed from the Redemption Date to the date of Maturity for the Securities discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, plus, in each case, any interest accrued but not paid to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for any portion of the Securities,

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the date of Maturity for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or

•
if the release referred to in the previous bullet (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an “Independent Investment Banker” as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Securities, the average of all Reference Treasury Dealer Quotations (as defined below) obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.  If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer in New York City (a “PrimaryTreasury Dealer”), the Company shall substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

Notice of any redemption will be mailed at least 30 calendar days but no more than 60 calendar days before the Redemption Date to each holder of the Securities.

Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Securities called for redemption on and after the Redemption Date.

8.     If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Securities in full, the Company will make an offer to each Holder (the “Change of Control Offer”) to repurchase any and all (equal to $2,000 or an integral multiple of $1,000) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment”).Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to Holders of Securities describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no less than 30 days and no more than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Securities and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the Securities by virtue of such conflicts.

The Company will not be required to offer to repurchase the Securities upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases on the applicable date all Securities properly tendered and not withdrawn under its offer; provided that for all purposes of the Securities and the Indenture, a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by the Company to comply with its obligations to offer to purchase the Securities unless the Company promptly makes an offer to repurchase the Securities at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than 30 days after the third party’s scheduled Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept or cause a third party to accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

•
deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an officer’s certificate stating the principal amount of Securities or portions of Securities being purchased.

“Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, however, that if (i) during such 60-day period one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the Securities, and (ii) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of the Securities by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; provided, however, that a transaction will not be deemed to involve a Change of Control if (A) the Company becomes a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (y) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of the Board of Directors of the Company on the date of the issuance of the Securities; or (2) was nominated for election or elected to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of such Board of Directors of the Company at the time of such nomination or election (either by specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Inc.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies”.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, that the Company selects (pursuant to a resolution of the Company’s Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

9.     The Company shall not be obligated to redeem or purchase the Securities pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof, except as provided above.

10.      The Securities shall be issuable only in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof.

11.     The Securities shall be issued in the form of one or more Global Securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, to be deposited with, or on behalf of, The Depository Trust Company, New York, New York.

12.     U.S. Bank National Association shall act as paying agent and registrar with respect to the Securities.

13.     The Securities shall be in such form or forms as may be approved by the officers of the Company as provided in the Company Resolutions, such approval to be evidenced by any such officer’s manual or facsimile signature on the Securities, provided that such form or forms of the Securities are not inconsistent with the requirements of the Indenture or the Company Resolutions and are substantially in the form or forms attached hereto as Exhibit A-1.

Exhibit A-1
Form of Security

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Aetna Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

AETNA INC.

6.75% SENIOR NOTE DUE 2037

CUSIP: 00817Y AG3
ISIN: US00817YAG35

No. 2037-1	$500,000,000

AETNA INC., a Pennsylvania corporation (herein called the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars ($500,000,000) upon presentation and surrender of this Security on December 15, 2037, and to pay interest thereon from December 4, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing

June 15, 2008, at the rate of 6.75% per annum until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 31 or November 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  Such provisions include, without limitation, provisions relating to redemption of this Security by the Company.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 4, 2007

AETNA INC.

By:
	Name:	Alfred P. Quirk, Jr.
	Title:	Vice President, Finance and Treasurer

[SEAL]

Attest:

__________________
Melinda Westbrook

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated under, and referred to in, the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Back of Note)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture, dated as of March 2, 2001 (herein called the “Indenture”), between the Company, as issuer, and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $700,000,000, subject to future issuances of additional Securities pursuant to Section 301 of the Indenture.

The Securities of this series are subject to redemption upon not less than 30 calendar days’ nor more than 60 calendar days’ notice by mail, at any time, in whole or in part, at the election of the Company, at a Redemption Price equal to the greater of:

•    100% of the principal amount of the Securities to be redeemed, or

•    the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed from the Redemption Date to the date of Maturity for such Securities discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, plus, in each case, any interest accrued but not paid to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for any portion of the Securities,

•     the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the

Comparable Treasury Issue (if no maturity is within three months before or after the date of Maturity for the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or

•     if the release referred to in the previous bullet (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an “Independent Investment Banker” as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Securities, the average of all Reference Treasury Dealer Quotations (as defined below) obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.  If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer in New York City (a “PrimaryTreasury Dealer”), the Company shall substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

Notice of any redemption will be mailed at least 30 calendar days but no more than 60 calendar days before the Redemption Date to each Holder of the Securities of this series.

Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Securities of this series called for redemption on and after the Redemption Date.

If this Security is redeemed in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Securities in full, the Company will make an offer to each Holder (the “Change of Control Offer”) to repurchase any and all (equal to $2,000 or an integral multiple of $1,000) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment”).Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to Holders of Securities describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no less than 30 days and no more than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required hereby and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the Securities by virtue of such conflicts.

The Company will not be required to offer to repurchase the Securities upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases on the applicable date all Securities properly tendered and not withdrawn under its offer; provided that for all purposes of the Securities and the Indenture, a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by the Company to comply with its obligations to offer to purchase the Securities unless the Company promptly makes an offer to repurchase the Securities at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than 30 days after the third party’s scheduled Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept or cause a third party to accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

•
deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an officer’s certificate stating the principal amount of Securities or portions of Securities being purchased.

“Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, however, that if (i) during such 60-day period one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the Securities, and (ii) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of the Securities by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person”

(as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; provided, however, that a transaction will not be deemed to involve a Change of Control if (A) the Company becomes a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (y) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of the Board of Directors of the Company on the date of the issuance of the Securities; or (2) was nominated for election or elected to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of such Board of Directors of the Company at the time of such nomination or election (either by specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Inc.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies”.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, that the Company selects (pursuant to a resolution of the Company’s Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 of the Indenture not involving any transfer.

Prior to due and proper presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company, at the Company’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, employee, agent or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.